Exhibit 10.1

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of September 6, 2017 (this “Agreement” or “Joinder Agreement”), by and among the New Term Loan Lenders (as defined below), the Borrower (as defined below), the Guarantors party hereto, and Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 6, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PRA Health Sciences, Inc. (“Holdings”), Pharmaceutical Research Associates, Inc. (the “Borrower”), the lenders or other financial institutions from time to time party thereto and Wells Fargo, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and Swingline Lender (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, the Borrower has requested that the lenders set forth on Schedule A annexed hereto (each a “New Term Loan Lender”) provide New Term Loan Commitments in the form of an additional tranche of term loans (the “New Term Loan Commitments”) hereunder, and make Series A New Term Loans pursuant hereto (the “Series A New Term Loans”), in a single draw in an aggregate principal amount equal to $550,000,000 (the “Aggregate Incremental Term Loan Commitments”), the proceeds of which will be used, together with cash on hand of the Borrower and the Company (as defined below), to fund the acquisition by the Borrower (the “Acquisition”), directly or indirectly, of all of the outstanding equity interests of the Symphony Health Solutions Corporation (the “Company”), pursuant to the Agreement and Plan of Merger, by and among STG III, L.P., as Sellers Representative, Skyhook Merger Sub, Inc., as Merger Sub, and the Borrower, as the buyer, dated as of August 3, 2017 (together with all exhibits, annexes, schedules and disclosure letters thereto, collectively, as modified, amended, supplemented or waived, the “Acquisition Agreement”));

WHEREAS, as of the date hereof, the Borrower has delivered a QMA Notice to the Administrative Agent designating the Acquisition as a “Qualifying Material Acquisition” for the purposes of determining compliance with the financial covenant set forth in Section 10.7 of the Credit Agreement; and

WHEREAS, PNC Capital Markets LLC (“PNC Capital Markets”) has agreed to act as a joint lead arranger and sole bookrunner, and each of Wells Fargo Securities, LLC (“Wells Fargo Securities”), SunTrust Robinson Humphrey, Inc. (“SunTrust”), TD Bank N.A. (“TD”), MUFG Union Bank, N.A. (“MUFG”) and KKR Capital Markets LLC (“KKR” and, collectively with PNC Capital Markets, Wells Fargo Securities, SunTrust, TD and MUFG, the “Lead Arrangers”), has agreed to act as a joint lead arranger for the Series A New Term Loans.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Term Loan Lender party hereto hereby agrees to commit to provide its respective New Term Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth in Section 10 below, to make Series A New Term Loans on the

Effective Date to the Borrower in an aggregate principal amount not to exceed the Aggregate Incremental Term Loan Commitments.

Each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender.

Subject to Section 10, each New Term Loan Lender hereby agrees that its New Term Loan Commitment and Series A New Term Loans will be made on the following terms and conditions:

1.                                      Terms Generally.  Other than as set forth herein, for all purposes under the Credit Agreement and the other Credit Documents, the Series A New Term Loans shall have the same terms as the Initial Term Loans, but shall be designated and treated as a different Class of Term Loans than the Initial Term Loans. The Series A New Term Loans shall rank equal in right of payment and of security with the Term Loans pursuant to Section 2.14 of the Credit Agreement.

2.                                      Credit Agreement Governs.  Except as set forth in this Agreement, the Series A New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

3.                                      Initial Drawing.  The Series A New Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Effective Date.

4.                                      Applicable Margin.  The Applicable Margin for the Series A New Term Loans shall mean (a) initially, 1.00% for ABR Loans and 2.00% for LIBOR Loans and (b) as of any date of determination from and after the delivery by the Borrower to the Administrative Agent of financial statements for the period ending at least one full fiscal quarter following the Effective Date, the percentages per annum set forth in the table below, based upon the Consolidated Total Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 9.1(d) of the Credit Agreement:

Pricing Level	Consolidated Total Debt to Consolidated EBITDA Ratio	ABR Rate	Adjusted LIBOR Rate
I	> 3.75x	1.00%	2.00%
II	< 3.75x but > 3.00x	0.75%	1.75%
III	< 3.00x but > 2.25x	0.50%	1.50%
IV	< 2.25x but > 1.50x	0.25%	1.25%
V	< 1.50x	0.00%	1.00%

5.                                      Principal Payments.  The Borrower shall make principal payments of the Series A New Term Loans on each date set forth below (each, a “Series A New Term Loan Repayment Date”) in a principal amount equal to the applicable amount set forth below opposite such Series A New Term Loan Repayment Date. Any remaining outstanding amount of the Series A New Term Loans shall be repaid in full on December 6, 2021 (the “Series A New Term Loan Maturity Date”) or, if such date is not a Business Day, the first Business Day thereafter.

Series A New Term Loan Repayment Date	Series A New Term Loan Repayment Amount
September 30, 2017	$3,437,500.00
December 31, 2017	$3,437,500.00
March 31, 2018	$3,437,500.00
June 30, 2018	$3,437,500.00
September 30, 2018	$3,437,500.00
December 31, 2018	$3,437,500.00
March 31, 2019	$3,437,500.00
June 30, 2019	$3,437,500.00
September 30, 2019	$3,437,500.00
December 31, 2019	$3,437,500.00
March 31, 2020	$3,437,500.00
June 30, 2020	$3,437,500.00
September 30, 2020	$3,437,500.00
December 31, 2020	$3,437,500.00
March 31, 2021	$3,437,500.00
June 30, 2021	$3,437,500.00
September 30, 2021	$3,437,500.00
Series A New Term Loan Maturity Date	Remaining outstanding amounts

6.                                      Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the Series A New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series A New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement, respectively. The Series A New Term Loans shall be treated for purposes of voluntary and mandatory prepayments (including any applicable prepayment fees and for scheduled principal payments) as a different Class of Term Loans than the Initial Term Loans. Each mandatory prepayment required by Section 5.2(a) of the Credit Agreement shall be applied pro rata among each Class of Term Loans.

7.                                      Upfront Fees.  The Borrower agrees to pay to the Administrative Agent for the ratable benefit of each New Term Loan Lender as of the Effective Date, an upfront fee in an amount equal to 0.30% of the aggregate principal amount of all Series A New Term Loans funded by the New Term Loan Lenders on the Effective Date (the “Upfront Fees”).  All Upfront Fees shall be payable in full on the Effective Date in immediately available funds.

8.                                      Notice of New Term Loan Commitments.  This Agreement represents a request by the Borrower to the Administrative Agent to establish the New Term Loan Commitments in the amount of the Aggregate Incremental Term Loan Commitments on the Effective Date pursuant to Section 2.14(a) of the Credit Agreement.

9.                                      New Term Loan Lenders.  To the extent not already a Lender, each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Series A New Term Loans, such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

10.                               Conditions to Effectiveness of this Agreement.  This Agreement, and the obligation of each New Term Loan Lender to make its respective Commitment and to fund its Series A New Term Loans hereunder, will become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

a.              The Acquisition shall have been or, substantially concurrently with the borrowing of the Series A New Term Loans shall be, consummated in all material respects in accordance with the terms of the Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents by the Borrower thereto that are materially adverse to the New Term Loan Lenders in their capacity as such without the consent of the Lead Arrangers (not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (x) any change to the definition of “Company Material Adverse Effect” contained in the Acquisition Agreement shall be deemed to be materially adverse to the New Term Loan Lenders, (y) any change to, or consent under, the definition of “Termination Date” contained in the Acquisition Agreement which extends the Termination Date (as defined in the Acquisition Agreement as in effect on August 3, 2017) (the “Initial Termination Date”) past the date that is five business days after the Initial Termination Date, shall be deemed to be materially adverse to the Lenders and (z) any modification, amendment or express waiver or consents by the Borrower that results in an increase or reduction in the purchase price shall be deemed to not be materially adverse to the New Term Loan Lenders so long as (i) any increase in the purchase price shall not be funded with additional indebtedness and (ii) any reduction shall be allocated to reduce the Series A New Term Loans.

b.              Subject to the exceptions and qualifications set forth in the corresponding sections of the Company Disclosure Letter (as defined in the Acquisition Agreement), since the Latest Balance Sheet Date (as defined in the Acquisition Agreement), there has not been any event or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Acquisition Agreement).

c.               The Borrower shall pay (i) to the Administrative Agent, for the ratable benefit of each New Term Loan Lender, the Upfront Fees and (ii) to PNC Capital Markets, for the account of each of the Commitment Parties (as defined in that certain Commitment Letter dated as of August 3, 2017 among PNC, PNC Capital Markets and the Borrower), and for its own account, as applicable, all other fees and all reasonable out-of-pocket expenses required to be paid on the Effective Date (or substantially simultaneously therewith) to the extent invoiced at least three Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower). Such amounts may, at the Borrower’s option, be netted against the proceeds of the Series A New Term Loans.

d.              The Refinancing (as defined in Section 23 below) shall have been consummated, or shall be consummated substantially simultaneously with the borrowing of the Series A New Term Loans.

e.               The Lead Arrangers shall have received (i) the audited combined balance sheets of the Company and its combined subsidiaries as at December 31, 2015 and December 31, 2016, and the related audited combined statements of income and cash flows of the Company and its combined subsidiaries for the years ended December 31, 2015 and December 31, 2016, and (ii) the unaudited interim combined balance sheets of the Company and its subsidiaries for the fiscal quarter ended June 30, 2017 and for each subsequent fiscal quarter ended at least 60 days before the Effective Date, and the related unaudited combined statements of income, cash flows and stockholders’ equity of the Company and their combined subsidiaries for the fiscal quarter ended June 30, 2017 and for each subsequent fiscal quarter ended at least 60 days before the Effective Date.

f.                The Lead Arrangers shall have received a pro forma consolidated or combined balance sheet and related pro forma statement of income of the Borrower as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 60 days prior to the Effective Date (or 90 days prior to the Effective Date in case such four fiscal quarter period is the end of the Company’s fiscal year), prepared after giving effect to the Transactions (as defined in Section 23 below) as if the Transactions had occurred as of such dates (in the case of such balance sheet) or at the beginning of such period (in the case of such income statement), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

g.               The Administrative Agent and the Lead Arrangers shall have received at least three Business Days prior to the Effective Date all documentation and other information about the Company and its subsidiaries that will become Guarantors as shall have been reasonably requested in writing by the Administrative Agent or the Lead Arrangers at least ten calendar days prior to the Effective Date and as required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

h.              The Administrative Agent and PNC Capital Markets shall each have received the executed legal opinions, in customary form, of (i) Simpson Thacher & Bartlett LLP, special New York, Delaware and California counsel to the Credit Parties and (ii) McGuireWoods LLP, special Virginia counsel to the Credit Parties. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

i.                  The Administrative Agent and PNC Capital Markets shall each have received each of the following (each of which shall be in full force and effect):

(i)             a counterpart of this Agreement duly executed and delivered by each of the Borrower, each Guarantor and each New Term Loan Lender;

(ii)          a supplement to the Guarantee duly executed and delivered by the Company and the subsidiaries of the Company and the Borrower that will become Guarantors under the Guarantee (the “New Guarantors”);

(iii)       a supplement to the Security Agreement duly executed and delivered by the New Guarantors that will become grantors under the Security Agreement;

(iv)      a supplement to the Pledge Agreement duly executed and delivered by the New Guarantors that will become grantors under the Pledge Agreement; and

(v)         all other documents and instruments required to create or perfect the Administrative Agent’s security interest in the Collateral duly executed and delivered by the New Guarantors and, if applicable, in proper form for filing, and all documents and instruments required to create or perfect the Collateral Agent’s security interest in the Collateral shall have been executed and delivered by the New Guarantors and, if applicable, be in proper form for filing; provided that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Effective Date (other than (1) the pledge and perfection of the security interest in the certificated equity interests of the Company and each of its wholly owned material U.S. restricted subsidiaries (to the extent required to be pledged by the Credit Agreement or the first lien security documents) (provided that, to the extent the Borrower has used commercially reasonable efforts to procure the delivery thereof prior to the Effective Date, certificated equity interests of the Company and its subsidiaries will only be required to be delivered and/or perfected on the Effective Date pursuant to the terms set forth above if such certificated equity interests are received from the Company; provided, further, that any such certificated equity interests not received from the Company on the Effective Date shall be delivered within five business days after the Effective Date (or such later date as may be agreed by the Lead Arrangers) and (2) in other assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Series A New Term Loans on the Effective Date but instead shall be required to be delivered and/or perfected after the Effective Date pursuant to arrangements and timing to be mutually agreed by the Borrower and the Lead Arrangers (but in any event, not later than 90 days after the Effective Date or such longer period as may be agreed by the Administrative Agent in its sole discretion and the Borrower acting reasonably).

j.                 Each of the Administrative Agent and PNC Capital Markets shall have received each of the following, each properly executed by an authorized officer of the applicable signing Credit Party, dated as of the Effective Date:

(i)             a certificate of each Credit Party (other than the Borrower) executed by an Authorized Officer of each such Credit Party and (x) attaching the documents set forth in clause (ii)(y) below and (y) certifying no change since December 6, 2016 to (A) the Charter Documents (as defined in that certain Joint Closing Certificate dated December 6, 2016 executed by Michael J. Bonello and Timothy McClain (the “Joint Closing Certificate”)) for such Certificate Party, (B) the Governing Documents (as defined in the Joint Closing Certificate) for such Certificate Party or (C) the list of duly elected and qualified officers set forth on Exhibit D to the Joint Closing Certificate for such Certificate Party;

(ii)          a certificate of the Borrower and each New Guarantor (collectively, the “Certificate Parties”), substantially in the form of Exhibit F to the Credit Agreement, with appropriate insertions, executed by an Authorized Officer of each such Certificate Party and attaching the following documents:

(w)       a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, general partner or other managers of each Certificate Party (or a duly authorized committee thereof) authorizing, among other matters, (A) the execution, delivery and performance of this Joinder Agreement and the other Credit Documents required to be delivered hereunder and (B) in the case of the Borrower, the extensions of credit contemplated hereunder;

(x)         the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement, Certificate of Limited Partnership and Partnership Agreement or other comparable organizational documents, as applicable, of each Certificate Party;

(y)         a certificate of good standing from the applicable secretary of state of the state of incorporation or formation of each Certificate Party; and

(z)          the signatures and incumbency certificates of the Authorized Officers of each Certificate Party executing this Joinder Agreement and/or the other Credit Documents required to be delivered hereunder;

(iii)       a solvency certificate certified by a senior authorized financial officer of the Borrower, in the form attached as Exhibit 1 hereto; and

(iv)      a certificate executed by an Authorized Officer of the Borrower certifying that the Aggregate Incremental Term Loan Commitments do not exceed the Maximum Incremental Facilities Amount, as set forth in clause (a) of Section 2.14 of the Credit Agreement.

k.              On the Effective Date, each of the Company Representations and the Specified Representations (each as defined in Section 23 below) shall be true and correct in all material respects (provided that any such Specified Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects).

l.                  The Borrower shall have previously delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 7.2 of the Credit Agreement.

11.                               Compliance with Terms of Incremental Facilities. The Borrower hereby represents that, in accordance with Section 2.14(a), as at the date of the Acquisition Agreement, (i) no Event of Default existed under Sections 11.1(a) or 11.1(e) under the Credit Agreement and (ii) Holdings shall have been in compliance, after giving Pro Forma Effect to the incurrence of the Series A New Term Loans, with the financial covenants set forth in Sections 10.7 and 10.8 of the Credit Agreement.

12.                               Notice.  For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender separately identified to the Administrative Agent.

13.                               Tax Forms.  For each relevant New Term Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(e) of the Credit Agreement.

14.                               Recordation of the Series A New Term Loans.  Upon execution and delivery hereof and the funding of the Series A New Term Loans, the Administrative Agent will record the Series A New Term Loans made by each New Term Loan Lender in the Register.

15.                               Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.                               Entire Agreement.  This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.                               GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.                               Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19.                               Counterparts.  This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

20.                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21.                               Credit Document.  On and after the Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in Section 15 above).

22.                               Effect of Agreement. Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the guarantees and Liens granted by it pursuant to the Guarantee and the Security Documents. From and after the Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Agreement. Each of the Credit Parties hereby consents to this Agreement and confirms that all obligations of such Credit Party under the Credit Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as modified hereby.

23.                               Definitions. In this Agreement, the following terms shall have the meanings ascribed to them below:

“Company Representations” means the representations and warranties made by the Company with respect to the Company, its subsidiaries and their respective businesses in the Acquisition Agreement as are material to the interests of New Term Loan Lenders, but only to the extent that the Borrower (or one of its affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Acquisition Agreement (or otherwise decline to consummate the Acquisition without any liability) as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Existing Credit Facility” means the Revolving Credit, Term Loan and Security Agreement, dated as of June 15, 2016 among the Company, certain of its affiliates, the lenders referred to therein, PNC Bank, National Association, as agent for the lenders, and the other parties from time to time party thereto, as amended, supplemented or otherwise modified from time to time prior to the date hereof.

“Refinancing” means the repayment in full, in connection with the other Transactions, of the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, other than contingent obligations not then due and payable and that by their terms survive the termination of the Existing Credit Facility, under the Existing Credit Facility, and the termination of all commitments to extend credit under the Existing Credit Facility and the termination and/or release of any security interests and guarantees in connection therewith.

“Specified Representations” means the representations and warranties made by the Borrower set forth in (a) Sections 8.1, 8.2 (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, this Joinder Agreement and the other Credit Documents delivered in connection therewith), 8.3(c) (as related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, this Joinder Agreement and the other Credit Documents delivered in connection therewith and after giving effect to the Acquisition), 8.5, 8.7, 8.17 (with respect to the Transactions), 8.18 and 8.19 of the Credit Agreement, (b) Sections 3.2(a) and 3.2(b) of the Security Agreement and (c) Section 5(d) of the Pledge Agreement.

“Transactions” means the Acquisition, the borrowing of the Series A New Term Loans on the Effective Date, the Refinancing and the payment of related fees and expenses.

24.                               Real Property. In the event that any asset that constitutes a fee interest in real property is intended to be pledged as Collateral, the parties agree that, prior to the acceptance and recordation of any Lien or Mortgage in respect thereof, Bank of America, N.A. will be allowed to complete flood due diligence on said real property to its satisfaction; provided, that it is understood by the parties that this Section 24 is not deemed to be an amendment to Section 9.14 of the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first set forth above.

PNC BANK, NATIONAL ASSOCIATION, as a New Term Loan Lender

By:	/s/ Dawn Kondrat
	Name:	Dawn Kondrat
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a New Term Loan Lender

By:	/s/ Christine Gardiner
	Name:	Christine Gardiner
	Title:	Vice President

SUNTRUST BANK, as a New Term Loan Lender

By:	/s/ Katherine Bass
	Name:	Katherine Bass
	Title:	Director

TD BANK N.A., as a New Term Loan Lender

By:	/s/ Alan Garson
	Name:	Alan Garson
	Title:	Senior Vice President

MUFG UNION BANK, N.A., as a New Term Loan Lender

By:	/s/ Teuta Ghilaga
	Name:	Teuta Ghilaga
	Title:	Director

[Signature Page to Joinder Agreement]

BANK OF AMERICA, N.A., as a New Term Loan Lender

By:	/s/ H. Hope Walker
	Name:	H. Hope Walker
	Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a New Term Loan Lender

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

CITIZENS BANK, N.A., as a New Term Loan Lender

By:	/s/ Prasanna Manyem
	Name:	Prasanna Manyem
	Title:	Vice President

FIFTH THIRD BANK, as a New Term Loan Lender

By:	/s/ Tamara M. Dowd
	Name:	Tamara M. Dowd
	Title:	Director

BBVA COMPASS BANK, as a New Term Loan Lender

By:	/s/ Jose A. Rosado
	Name:	Jose A. Rosado
	Title:	Senior Vice President

[Signature Page to Joinder Agreement]

CAPITAL BANK CORPORATION, as a New Term Loan Lender

By:	/s/ Todd Warrick
	Name:	Todd Warrick
	Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a New Term Loan Lender

By:	/s/ Douglas Gardner
	Name:	Douglas Gardner
	Title:	Vice President

PRA HEALTH SCIENCES, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

PHARMACEUTICAL RESEARCH ASSOCIATES, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

PRA HOLDINGS, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

[Signature Page to Joinder Agreement]

PRA INTERNATIONAL, LLC

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

PRA HEALTH HOLDCO, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

NEXTRIALS, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

PRA EARLY DEVELOPMENT RESEARCH, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

CRI NEWCO, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

[Signature Page to Joinder Agreement]

CRI WORLDWIDE, LLC

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

LIFETREE CLINICAL RESEARCH, LC

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

CRI INTERNATIONAL, LLC

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

CLINSTAR LLC

By: Pharmaceutical Research Associates, Inc., its managing member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

PHARMACEUTICAL RESEARCH ASSOCIATES EASTERN EUROPE, LLC

By: ClinStar, LLC, its managing member

By: Pharmaceutical Research Associates, Inc., its managing member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

[Signature Page to Joinder Agreement]

PHARMACEUTICAL RESEARCH ASSOCIATES CIS, LLC

By: Pharmaceutical Research Associates Eastern Europe, LLC, its managing member

By: ClinStar, LLC, its managing member

By: Pharmaceutical Research Associates, Inc., its managing member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

RPS GLOBAL HOLDINGS, LLC

By: PRA Holdings, Inc., its managing member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

RPS PARENT HOLDING LLC

By: RPS Global Holdings, LLC, its managing member

By: PRA Holdings, Inc., its managing member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

[Signature Page to Joinder Agreement]

ROY RPS HOLDINGS LLC

By: RPS Parent Holding LLC, its managing member

By: RPS Global Holdings, LLC, its managing member

By: PRA Holdings, Inc., is managing member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

RESEARCH PHARMACEUTICAL SERVICES, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

SYMPHONY HEALTH SOLUTIONS CORPORATION

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

[Signature Page to Joinder Agreement]

SOURCE HEALTHCARE ANALYTICS, LLC

By: Symphony Health Solutions Corporation, its sole member

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

PARALLEL 6, INC.

By:	/s/ Charles H. Munn, Jr.
Name: Charles H. Munn, Jr.
Title: EVP, Secretary and General Counsel

[Signature Page to Joinder Agreement]

Consented to by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Christine Gardiner
	Name:	Christine Gardiner
	Title:	Vice President

[Signature Page to Joinder Agreement]

SCHEDULE A
TO JOINDER AGREEMENT

Name of New Term Loan Lender	Commitment Amount
PNC Bank, National Association	$75,000,000
Wells Fargo Bank, National Association	$60,000,000
SunTrust Bank	$55,000,000
MUFG Union Bank, N.A.	$55,000,000
TD Bank N.A.	$55,000,000
Bank of America, N.A.	$50,000,000
Sumitomo Mitsui Banking Corporation	$50,000,000
Citizens Bank, N.A.	$40,000,000
Fifth Third Bank	$40,000,000
BBVA Compass Bank	$40,000,000
Capital Bank Corporation	$20,000,000
KeyBank National Association	$10,000,000
Total:	$550,000,000

EXHIBIT 1
TO JOINDER AGREEMENT

Form of Solvency Certificate

Date:

Reference is made to the Joinder Agreement, dated as of September 6, 2017 (the “Joinder Agreement”), among the New Term Loan Lenders party thereto, Pharmaceutical Research Associates, Inc. (the “Borrower”), and Wells Fargo Bank, National Association, as Administrative Agent, relating to that certain Credit Agreement, dated as of December 6, 2016 (the “Credit Agreement”), among PRA Health Sciences, Inc., the Borrower, the lenders or other financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and Swingline Lender.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Joinder Agreement or the Credit Agreement, as applicable. This certificate (the “Certificate”) is furnished pursuant to Section 10(j)(iii) of the Joinder Agreement.

Solely in my capacity as a financial executive officer of the Borrower and not individually (and without personal liability), I hereby certify, that as of the date hereof, after giving effect to the consummation of the transactions in connection with the Series A New Term Loans:

1.              The sum of the liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis.

2.              The fair value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, on a consolidated basis.

3.              The capital of the Borrower and its Restricted Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

4.              The Borrower and its Restricted Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability.

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

[Signature page follows]

PHARMACEUTICAL RESEARCH ASSOCIATES, INC.

By:
Name:
Title: